                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE


Aehr Test Systems                         Investor Relations Contact:
Ken Spink                                 Todd Kehrli or Jim Byers
Chief Financial Officer                   MKR Group Inc.
(510) 623-9400 x309                       (323) 468-2300
                                          aehr@mkr-group.com


  Aehr Test Systems Reports 30% Revenue Growth for Fiscal Year 2017
         and Provides Financial Guidance for Fiscal 2018


Fremont, CA (July 19, 2017) - Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its 2017 fourth quarter and fiscal year ended May
31, 2017.


 Fiscal Fourth Quarter Financial Results:

- Net sales were $6.7 million, compared to $1.6 million in the fourth quarter of fiscal 2016.

- GAAP net loss was $795,000, or $0.04 per diluted share, compared to a GAAP net loss of $3.1 million, or $0.23 per diluted share, in the fourth quarter of fiscal 2016.

- Non-GAAP net loss was $587,000, or $0.03 per diluted share, compared to a non-GAAP net loss of $2.8 million, or $0.21 per diluted share, in the fourth quarter of fiscal 2016.

Fiscal Year Financial Results:

- Net sales were $18.9 million, up 30% from $14.5 million in fiscal
  2016.

- GAAP net loss was $5.7 million, or $0.35 per diluted share, compared to a GAAP net loss of $6.8 million, or $0.52 per diluted share, in fiscal 2016.

- Non-GAAP net loss was $4.7 million, or $0.29 per diluted share, compared to a non-GAAP net loss of $5.8 million, or $0.44 per diluted share, in fiscal 2016.

- Backlog as of May 31, 2017 was $12.7 million, compared to backlog of $5.3 million as of May 31, 2016.

- Total cash and cash equivalents at fiscal year-end was $17.8 million.


An explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.


Fourth Quarter Highlights:

- Shipped and successfully installed FOXTM-XP systems to our two lead customers and have since



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Aehr Test Systems Reports Financial Results for the Fourth Quarter and
Fiscal Year Ended May 31, 2017
July 19, 2017
Page 2 of 6


  received final system acceptance at the customers' sites.

- Received a $3.7 million follow-on production order for a FOX-XP test and burn-in system configured with Aehr Test's new highly parallel singulated die/module test interface technology and a set of proprietary DiePak(R) carriers. The order was from a subcontractor to Aehr Test's lead customer for the FOX-XP Test and Burn-in System.

- Announced a follow-on order exceeding $1.9 million for multiple
  Advanced Burn-in and Test (ABTSTM) systems from a leading multi-national semiconductor supplier of automotive devices.

- Received an initial production order of $850,000 from an OEM customer for multiple proprietary ABTS thermal chambers following completion and acceptance of an initial ABTS chamber order delivered to this customer earlier in the fiscal year.

- Completed successful public offering of approximately 4.4 million shares of common stock at a price to the public of $3.90 per share, including the underwriter's exercise of its option to purchase approximately 577,000 additional shares to cover over-allotments.


Gayn Erickson, President and CEO of Aehr Test Systems, commented:

"We exceeded our revenue guidance of $6 million for the fourth quarter, with total quarterly revenue of $6.7 million, and finished our fiscal
2017 with total revenue of $18.9 million, up 30% from the prior year.
We are encouraged by the demand for our new FOX wafer-level and singulated die/module test and burn-in systems as well as our ABTS packaged part test and burn-in systems. We announced several sizable orders during the quarter which brought our total orders for the fiscal year to $26.4 million.

"During the quarter, we shipped our new FOX-XP Multi-Wafer and Singulated Die/Module Test and Burn-in Systems to our two lead customers. Each of these systems was shipped and installed during the quarter and has since been accepted at the customers' sites. We believe our solutions are the most robust and accurate wafer level and module level test and burn-in systems on the market, delivering substantially more test functionality and parallelism than any other competitive product available.

"With our reported backlog of $12.7 million as of May 31, 2017, along with the recently reported bookings of over $3.8 million for our ABTS systems, we effectively head into fiscal 2018 with over $16.5 million in booked orders. With the market opportunities we see for our FOX-XP products, and a strong backlog of orders, we are very optimistic about our growth potential for fiscal 2018."


Fiscal 2018 Financial Guidance:

For the fiscal year ending May 31, 2018, we expect full year total revenue growth to exceed 50% over fiscal 2017 and to be profitable for the year.

Management Conference Call and Webcast

Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its fiscal 2017 fourth quarter and full year operating results. To access the call dial 888-401-4668
(+1 719-325-2281 outside the United States) and give the participant pass code 3874563. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on July 20, 2017. To access the replay dial-in information, please click here.

Aehr Test Systems Reports Financial Results for the Fourth Quarter and Fiscal Year Ended May 31, 2017
July 19, 2017
Page 3 of 6

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTS and FOX families of test and burn-in systems, WaferPak contactors, and DiePak carriers. The
ABTS systems are used in production and qualification testing of packaged parts for both low-power and high-power logic as well as memory devices.
The FOX family of systems includes single and multi-wafer full wafer contact test and burn-in systems used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The WaferPak contactor contains a unique full wafer probe card capable of testing wafers up to 300mm that enables IC manufacturers to perform test and burn-in of full wafers on Aehr Test FOX systems. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of both bare die and modules. For more information, please visit Aehr Test's website at www.aehr.com.

Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Aehr Test's expectations, beliefs, intentions or strategies regarding the future including statements regarding future market opportunities and conditions, expected product shipment dates, customer orders or commitments and future operating results. The risks and uncertainties that could cause Aehr Test's results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general market conditions, customer demand and acceptance of Aehr Test's products and Aehr Test's ability to execute on its business strategy. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the Securities and Exchange Commission for a more detailed description of the risks facing Aehr Test's business. Aehr Test disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.



                       -Financial Tables to Follow-

Aehr Test Systems Reports Financial Results for the Fourth Quarter and Fiscal Year Ended May 31, 2017
July 19, 2017
Page 4 of 6


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                             Three Months Ended          Year Ended
                                       ----------------------------  -------------------
                                        May 31,    Feb 28,  May 31,    May 31,   May 31,
                                         2017       2017     2016       2017      2016
                                       --------  --------- --------  --------  ---------
Net sales                               $ 6,683   $ 2,681   $ 1,571   $ 18,898  $ 14,501
Cost of sales                             4,075     2,178     1,669     12,118     9,356
                                       --------  --------  --------   --------  --------
Gross profit (loss)                       2,608       503       (98)     6,780     5,145
                                       --------  --------  --------   --------  --------
Operating expenses:
  Selling, general and administrative     1,905     1,724     1,722      7,052     6,975
  Research and development                1,309     1,248     1,046      4,657     4,324
                                       --------  --------  --------   --------  --------
    Total operating expenses              3,214     2,972     2,768     11,709    11,299
                                       --------  --------  --------   --------  --------
    Loss from operations                   (606)   (2,469)   (2,866)    (4,929)   (6,154)

Interest expense                           (141)     (178)     (168)      (678)     (605)
Other expense, net                          (59)       (2)      (23)       (21)      (16)
                                       --------  --------  --------   --------  --------
    Loss before income tax
    benefit (expense)                      (806)   (2,649)   (3,057)    (5,628)   (6,775)

Income tax benefit (expense)                 11        (2)        1        (25)      (10)
                                       --------  --------  --------   --------  --------
    Net loss                               (795)   (2,651)   (3,056)    (5,653)   (6,785)

Less: Net income attributable to the
        noncontrolling interest              --        --        --         --        --
                                       --------  --------  --------   --------  --------
  Net loss attributable to Aehr Test
      Systems common shareholders       $  (795)  $(2,651)  $(3,056)  $ (5,653) $ (6,785)
                                       ========  ========   =======   ========  ========

Net loss per share
    Basic                               $ (0.04)  $ (0.16)   $(0.23)   $ (0.35) $  (0.52)
    Diluted                             $ (0.04)  $ (0.16)   $(0.23)   $ (0.35) $  (0.52)

Shares used in per share calculations:
    Basic                                19,050     16,672   13,190     16,267    13,091
    Diluted                              19,050     16,672   13,190     16,267    13,091



                                      -more-

Aehr Test Systems Reports Financial Results for the Fourth Quarter and Fiscal Year Ended May 31, 2017
July 19, 2017
Page 5 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                     Reconciliation of GAAP and Non-GAAP Results
                       (in thousands, except per share data)
                                   (unaudited)

                                                Three Months Ended         Year Ended
                                            --------------------------  -----------------
                                             May 31,  Feb 28,  May 31,   May 31,  May 31,
                                              2017     2017     2016      2017     2016
                                            -------- -------- --------  -------- --------
GAAP net loss                               $  (795) $(2,651) $(3,056)   $(5,653) $(6,785)
Stock-based compensation expense                208      257      230        999    1,016
                                            -------- -------- --------   -------- --------
Non-GAAP net loss                           $  (587) $(2,394) $(2,826)   $(4,654) $(5,769)
                                            ======== ======== ========   ======== ========

GAAP net loss per diluted share             $ (0.04) $ (0.16) $ (0.23)   $ (0.35) $ (0.52)
                                            ======== ======== ========   ======== ========
Non-GAAP net loss per diluted share         $ (0.03) $ (0.14) $ (0.21)   $ (0.29) $ (0.44)
                                            ======== ======== ========   ======== ========
Shares used in diluted shares calculation     19,050   16,672   13,190     16,267   13,091
                                            ======== ======== ========   ======== ========
Shares used in non-GAAP diluted shares
   calculation                                19,050   16,672   13,190     16,267   13,091
                                            ======== ======== ========   ======== ========


______________________________________________________________________


Non-GAAP net loss is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net loss is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net loss. This limitation is best addressed by using this measure in combination with net loss (the most directly comparable GAAP financial measure). These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods.




                                   -more-

Aehr Test Systems Reports Financial Results for the Fourth Quarter and Fiscal Year Ended May 31, 2017
July 19, 2017
Page 6 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                                    (in thousands)
                                     (unaudited)

                                                             May 31,   February 28,  May 31,
                                                              2017         2017       2016
                                                           -----------  ----------- --------
ASSETS
Current assets:
  Cash and cash equivalents                                  $17,803     $ 2,039     $   939
  Accounts receivable, net                                     4,010       1,596         522
  Inventories                                                  6,604       7,207       7,033
  Prepaid expenses and other                                     961         354         254
                                                            --------    --------    --------
      Total current assets                                    29,378      11,196       8,748

Property and equipment, net                                    1,419         861       1,204
Other assets                                                      95          96          94
                                                            --------    --------    --------
      Total assets                                           $30,892     $12,153     $10,046
                                                            ========    ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                                             2,808       1,821       1,413
  Accrued expenses                                             1,609       1,897       1,553
  Customer deposits and deferred revenue, short-term           3,467       1,012       1,714
                                                            --------    --------    --------
      Total current liabilities                                7,884       4,730       4,680

Long-term debt                                                 6,110       6,095       5,962
Deferred revenue, long-term                                      104          32         127
                                                            --------    --------    --------
     Total liabilities                                        14,098      10,857      10,769


Aehr Test Systems Shareholders' equity (deficit)              16,813       1,315        (703)
Noncontrolling interest                                          (19)        (19)        (20)
                                                            --------    --------    --------
      Total shareholders' equity (deficit)                    16,794       1,296        (723)
                                                            --------    --------    --------
      Total liabilities and shareholders' equity (deficit)   $30,892     $12,153     $10,046
                                                            ========    ========    ========








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